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                                                                   Exhibit 10(i)

[DELOITTE & TOUCHE LLP LETTERHEAD]

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 14 to the Registration Statement No. 33-85442 of New England Variable Annuity Separate Account (the "Separate Account") of New England Life Insurance Company (the "Company") of our reports dated April 22, 2002 and February 22, 2002, respectively, appearing in the Statements of Additional Information, which are part of such Registration Statement.


We also consent to the reference to us under the "Experts" in such Statements of Additional Information.

/s/ Deloitte & Touche LLP
Boston, Massachusetts
April 26, 2002